                                                                    EXHIBIT 21.1


                           SUBSIDIARIES OF REGISTRANT


Name                                        Jurisdiction of Incorporation
----                                        -----------------------------
Juniper Networks K.K.                                  Japan
Juniper Networks B.V.                             The Netherlands
Juniper Networks International Limited                Cayman
Juniper Networks FSC Inc.                            Barbados
Juniper Networks U.K. Ltd.                        United Kingdom
Juniper Networks GmbH                                 Germany
Juniper Networks France Sarl                          France
Juniper Networks Australia Ltd.                      Australia
Juniper Networks Hong Kong Ltd.                      Hong Kong
Juniper Networks South Asia Ltd.                     Hong Kong
Juniper Networks China Ltd.                          Hong Kong
Juniper Networks Canada Inc.                         Canada
Juniper Acquisition Corporation                       Delaware
Juniper Networks International, Inc.                  Delaware